Exhibit 99.2

POST PROPERTIES, INC.

POST APARTMENT HOMES, L.P.

POST PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Real estate assets
Land	$325,842	$322,566
Building and improvements	2,436,953	2,406,425
Furniture, fixtures and equipment	350,862	329,854
Construction in progress	243,334	151,270
Land held for future investment	16,730	16,730

	3,373,721	3,226,845
Less: accumulated depreciation	(1,091,705)	(1,023,652)

Total real estate assets	2,282,016	2,203,193
Investments in and advances to unconsolidated real estate entities	3,645	3,856
Cash and cash equivalents	5,060	28,611
Restricted cash	4,039	3,881
Other assets	30,943	27,708

Total assets	$2,325,703	$2,267,249

Liabilities, redeemable common units and equity
Indebtedness	$947,376	$884,954
Accounts payable, accrued expenses and other	112,321	74,855
Investments in unconsolidated real estate entities	15,509	15,873
Dividends and distributions payable	25,202	23,819
Accrued interest payable	7,962	4,051
Security deposits and prepaid rents	14,629	13,537

Total liabilities	1,122,999	1,017,089

Redeemable common units	7,477	7,133

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized: 8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized: 54,632 and 54,632 shares issued and 53,509 and 54,012 shares outstanding at September 30, 2016 and December 31, 2015, respectively	546	546
Additional paid-in-capital	1,120,204	1,117,627
Accumulated earnings	148,149	167,791
Accumulated other comprehensive income (loss)	(5,227)	(3,356)

	1,263,681	1,282,617
Less common stock in treasury, at cost, 1,207 and 706 shares at September 30, 2016 and December 31, 2015, respectively	(70,760)	(41,135)

Total Company shareholders’ equity	1,192,921	1,241,482
Noncontrolling interests - consolidated real estate entities	2,306	1,545

Total equity	1,195,227	1,243,027

Total liabilities, redeemable common units and equity	$2,325,703	$2,267,249

The accompanying notes are an integral part of these consolidated financial statements.

POST PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues
Rental	$95,330	$91,802	$281,298	$268,831
Other property revenues	5,986	5,628	17,651	16,874
Other	273	337	828	924

Total revenues	101,589	97,767	299,777	286,629

Expenses
Property operating and maintenance (exclusive of items shown separately below)	42,110	42,707	128,761	124,342
Depreciation	23,949	22,073	69,452	64,748
General and administrative	4,474	4,622	13,121	13,989
Investment and development	44	73	102	583
Other investment costs	87	165	240	453
Merger expenses	6,468	—	6,468	—
Other expenses	—	—	400	—

Total expenses	77,132	69,640	218,544	204,115

Operating income	24,457	28,127	81,233	82,514
Interest income	—	34	1	158
Interest expense	(7,427)	(8,217)	(22,727)	(24,631)
Equity in income of unconsolidated real estate entities, net	921	603	2,153	1,568
Gains on sales of real estate assets, net	—	—	—	1,475
Other income (expense), net	(316)	(357)	(821)	(1,061)
Net loss on extinguishment of indebtedness	—	—	—	(197)

Net income	17,635	20,190	59,839	59,826
Noncontrolling interests - Operating Partnership	(37)	(43)	(126)	(126)

Net income available to the Company	17,598	20,147	59,713	59,700
Dividends to preferred shareholders	(922)	(922)	(2,766)	(2,766)

Net income available to common shareholders	$16,676	$19,225	$56,947	$56,934

Per common share data - Basic
Net income available to common shareholders	$0.31	$0.35	$1.06	$1.04

Weighted average common shares outstanding - basic	53,384	54,326	53,442	54,409

Per common share data - Diluted
Net income available to common shareholders	$0.31	$0.35	$1.06	$1.04

Weighted average common shares outstanding - diluted	53,403	54,342	53,459	54,425

The accompanying notes are an integral part of these consolidated financial statements.

POST PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income	$17,635	$20,190	$59,839	$59,826
Net change in derivative financial instruments	1,838	(1,220)	(1,875)	(2,015)

Total comprehensive income	19,473	18,970	57,964	57,811

Comprehensive income attributable to noncontrolling interests:
Operating Partnership	(41)	(41)	(122)	(122)

Total Company comprehensive income	$19,432	$18,929	$57,842	$57,689

The accompanying notes are an integral part of these consolidated financial statements.

POST PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF EQUITY AND ACCUMULATED EARNINGS

(In thousands, except per share data)

(Unaudited)

	Preferred Stock	Common Stock	Additional Paid-in Capital	Accumulated Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Company Equity	Noncontrolling Interests - Consolidated Real Estate Entities	Total Equity
2016
Equity & Accum. Earnings, December 31, 2015	$9	$546	$1,117,627	$167,791	$(3,356)	$(41,135)	$1,241,482	$1,545	$1,243,027
Comprehensive income (loss)	—	—	—	59,713	(1,871)	—	57,842	—	57,842
Employee stock purchase, stock option and other	—	—	(272)	(595)	—	2,703	1,836	—	1,836
Conversion of redeemable common units for shares	—	—	59	—	—	416	475	—	475
Adjustment for ownership interest of redeemable common units	—	—	(293)	—	—	—	(293)	—	(293)
Stock-based compensation	—	—	3,083	—	—	—	3,083	—	3,083
Acquisition of treasury stock	—	—	—	—	—	(32,744)	(32,744)	—	(32,744)
Dividends to preferred shareholders	—	—	—	(2,766)	—	—	(2,766)	—	(2,766)
Dividends to common shareholders ($1.41 per share)	—	—	—	(75,429)	—	—	(75,429)	—	(75,429)
Capital contributions from noncontrolling interests-consolidated real estate entities	—	—	—	—	—	—	—	761	761
Adjustment to redemption value of redeemable common units	—	—	—	(565)	—	—	(565)	—	(565)

Equity & Accum. Earnings, September 30, 2016	$9	$546	$1,120,204	$148,149	$(5,227)	$(70,760)	$1,192,921	$2,306	$1,195,227

2015
Equity & Accum. Earnings, December 31, 2014	$9	$546	$1,114,851	$185,001	$(3,675)	$(10,772)	$1,285,960	$—	$1,285,960
Comprehensive income	—	—	—	59,700	(2,011)	—	57,689	—	57,689
Employee stock purchase, stock option and other	—	—	(9)	(566)	—	1,232	657	—	657
Adjustment for ownership interest of redeemable common units	—	—	54	—	—	—	54	—	54
Stock-based compensation	—	—	3,638	—	—	—	3,638	—	3,638
Acquisition of treasury stock	—	—	—	—	—	(26,712)	(26,712)	—	(26,712)
Dividends to preferred shareholders	—	—	—	(2,766)	—	—	(2,766)	—	(2,766)
Dividends to common shareholders ($1.28 per share)	—	—	—	(69,673)	—	—	(69,673)	—	(69,673)
Capital contributions from noncontrolling interests-consolidated real estate entities	—	—	—	—	—	—	—	1,371	1,371
Adjustment to redemption value of redeemable common units	—	—	—	(20)	—	—	(20)	—	(20)

Equity & Accum. Earnings, September 30, 2015	$9	$546	$1,118,534	$171,676	$(5,686)	$(36,252)	$1,248,827	$1,371	$1,250,198

The accompanying notes are an integral part of these consolidated financial statements.

POST PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2016	2015
Cash Flows From Operating Activities
Net income	$59,839	$59,826
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	69,452	64,748
Gains on sales of real estate assets, net	—	(1,475)
Other, net	1,066	1,959
Equity in income of unconsolidated entities, net	(2,153)	(1,568)
Distributions of earnings of unconsolidated entities	2,057	1,503
Stock-based compensation	3,088	3,646
Net loss on extinguishment of indebtedness	—	197
Changes in assets, decrease (increase) in:
Other assets	(3,391)	(1,675)
Changes in liabilities, increase (decrease) in:
Accrued interest payable	3,911	3,664
Accounts payable and accrued expenses	22,722	1,483
Prepaid rents and other	801	1,338

Net cash provided by operating activities	157,392	133,646

Cash Flows From Investing Activities
Development and construction of real estate assets	(99,418)	(84,125)
Proceeds from sales of real estate assets	—	4,529
Capitalized interest	(5,463)	(3,328)
Property capital expenditures	(28,562)	(22,667)
Corporate additions and improvements	(1,158)	(942)
Investments in unconsolidated entities	(125)	(669)
Other investing activities	309	(246)

Net cash used in investing activities	(134,417)	(107,448)

Cash Flows From Financing Activities
Lines of credit proceeds	334,086	—
Lines of credit repayments	(270,229)	—
Payments on indebtedness	(2,270)	(2,167)
Payments of financing costs and other	—	(4,008)
Proceeds from employee stock purchase and stock options plans	1,886	920
Acquisition of treasury stock and other	(34,073)	(28,101)
Contributions from noncontrolling interests - real estate entities	761	—
Distributions to noncontrolling interests - common unitholders	(166)	(149)
Dividends paid to preferred shareholders	(2,766)	(2,766)
Dividends paid to common shareholders	(74,046)	(67,662)
Other financing activities	291	182

Net cash used in financing activities	(46,526)	(103,751)

Net decrease in cash and cash equivalents	(23,551)	(77,553)
Cash and cash equivalents, beginning of period	28,611	140,512

Cash and cash equivalents, end of period	$5,060	$62,959

The accompanying notes are an integral part of these consolidated financial statements.

POST APARTMENT HOMES, L.P.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2016	2015
Assets
Real estate assets
Land	$325,842	$322,566
Building and improvements	2,436,953	2,406,425
Furniture, fixtures and equipment	350,862	329,854
Construction in progress	243,334	151,270
Land held for future investment	16,730	16,730

	3,373,721	3,226,845
Less: accumulated depreciation	(1,091,705)	(1,023,652)

Total real estate assets	2,282,016	2,203,193
Investments in and advances to unconsolidated real estate entities	3,645	3,856
Cash and cash equivalents	5,060	28,611
Restricted cash	4,039	3,881
Other assets	30,943	27,708

Total assets	$2,325,703	$2,267,249

Liabilities, redeemable common units and equity
Indebtedness	$947,376	$884,954
Accounts payable, accrued expenses and other	112,321	74,855
Investments in unconsolidated real estate entities	15,509	15,873
Distributions payable	25,202	23,819
Accrued interest payable	7,962	4,051
Security deposits and prepaid rents	14,629	13,537

Total liabilities	1,122,999	1,017,089

Redeemable common units	7,477	7,133

Commitments and contingencies
Equity
Operating Partnership equity
Preferred units	43,392	43,392
Common units
General partner	13,147	13,610
Limited partner	1,141,609	1,187,836
Accumulated other comprehensive income (loss)	(5,227)	(3,356)

Total Operating Partnership equity	1,192,921	1,241,482
Noncontrolling interests - consolidated real estate entities	2,306	1,545

Total equity	1,195,227	1,243,027

Total liabilities, redeemable common units and equity	$2,325,703	$2,267,249

The accompanying notes are an integral part of these consolidated financial statements.

POST APARTMENT HOMES, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues
Rental	$95,330	$91,802	$281,298	$268,831
Other property revenues	5,986	5,628	17,651	16,874
Other	273	337	828	924

Total revenues	101,589	97,767	299,777	286,629

Expenses
Property operating and maintenance (exclusive of items shown separately below)	42,110	42,707	128,761	124,342
Depreciation	23,949	22,073	69,452	64,748
General and administrative	4,474	4,622	13,121	13,989
Investment and development	44	73	102	583
Other investment costs	87	165	240	453
Merger expenses	6,468	—	6,468	—
Other expenses	—	—	400	—

Total expenses	77,132	69,640	218,544	204,115

Operating income	24,457	28,127	81,233	82,514
Interest income	—	34	1	158
Interest expense	(7,427)	(8,217)	(22,727)	(24,631)
Equity in income of unconsolidated real estate entities, net	921	603	2,153	1,568
Gains on sales of real estate assets, net	—	—	—	1,475
Other income (expense), net	(316)	(357)	(821)	(1,061)
Net loss on extinguishment of indebtedness	—	—	—	(197)

Net income	17,635	20,190	59,839	59,826
Distributions to preferred unitholders	(922)	(922)	(2,766)	(2,766)

Net income available to common unitholders	$16,713	$19,268	$57,073	$57,060

Per common unit data - Basic
Net income available to common unitholders	$0.31	$0.35	$1.06	$1.04

Weighted average common units outstanding - basic	53,500	54,447	53,561	54,530

Per common unit data - Diluted
Net income available to common unitholders	$0.31	$0.35	$1.06	$1.04

Weighted average common units outstanding - diluted	53,519	54,463	53,578	54,546

The accompanying notes are an integral part of these consolidated financial statements.

POST APARTMENT HOMES, L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income	$17,635	$20,190	$59,839	$59,826
Net change in derivative financial instruments	1,838	(1,220)	(1,875)	(2,015)

Total Operating Partnership comprehensive income	$19,473	$18,970	$57,964	$57,811

The accompanying notes are an integral part of these consolidated financial statements.

POST APARTMENT HOMES, L.P.

CONSOLIDATED STATEMENTS OF EQUITY

(In thousands, except per unit data)

(Unaudited)

	Preferred Units	Common Units		Accumulated Other Comprehensive Income (Loss)	Total Operating Partnership Equity	Noncontrolling Interests - Consolidated Real Estate Entities	Total Equity
		General Partner	Limited Partner
2016
Equity, December 31, 2015	$43,392	$13,610	$1,187,836	$(3,356)	$1,241,482	$1,545	$1,243,027
Comprehensive income (loss)	2,766	571	56,376	(1,871)	57,842	—	57,842
Employee stock purchase, stock option and other Company activity	—	18	1,818	—	1,836	—	1,836
Conversion of redeemable common units	—	—	475	—	475	—	475
Adjustment for ownership interest of redeemable common units	—	—	(293)	—	(293)	—	(293)
Equity-based compensation	—	31	3,052	—	3,083	—	3,083
Acquisition of common units	—	(327)	(32,417)	—	(32,744)	—	(32,744)
Distributions to preferred unitholders	(2,766)	—	—	—	(2,766)	—	(2,766)
Distributions to common unitholders ($1.41 per unit)	—	(756)	(74,673)	—	(75,429)	—	(75,429)
Capital contributions from noncontrolling interests - consolidated real estate entities	—	—	—	—	—	761	761
Adjustment to redemption value of redeemable common units	—	—	(565)	—	(565)	—	(565)

Equity, September 30, 2016	$43,392	$13,147	$1,141,609	$(5,227)	$1,192,921	$2,306	$1,195,227

2015
Equity, December 31, 2014	$43,392	$14,057	$1,232,186	$(3,675)	$1,285,960	$—	$1,285,960
Comprehensive income	2,766	571	56,363	(2,011)	57,689	—	57,689
Employee stock purchase, stock option and other Company activity	—	7	650	—	657	—	657
Adjustment for ownership interest of redeemable common units	—	—	54	—	54	—	54
Equity-based compensation	—	36	3,602	—	3,638	—	3,638
Acquisition of common units	—	(267)	(26,445)	—	(26,712)	—	(26,712)
Distributions to preferred unitholders	(2,766)	—	—	—	(2,766)	—	(2,766)
Distributions to common unitholders ($1.28 per unit)	—	(698)	(68,975)	—	(69,673)	—	(69,673)
Capital contributions from noncontrolling interests - consolidated real estate entities	—	—	—	—	—	1,371	1,371
Adjustment to redemption value of redeemable common units	—	—	(20)	—	(20)	—	(20)

Equity, September 30, 2015	$43,392	$13,706	$1,197,415	$(5,686)	$1,248,827	$1,371	$1,250,198

The accompanying notes are an integral part of these consolidated financial statements.

POST APARTMENT HOMES, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2016	2015
Cash Flows From Operating Activities
Net income	$59,839	$59,826
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	69,452	64,748
Gains on sales of real estate assets, net	—	(1,475)
Other, net	1,066	1,959
Equity in income of unconsolidated entities, net	(2,153)	(1,568)
Distributions of earnings of unconsolidated entities	2,057	1,503
Equity-based compensation	3,088	3,646
Net loss on extinguishment of indebtedness	—	197
Changes in assets, decrease (increase) in:
Other assets	(3,391)	(1,675)
Changes in liabilities, increase (decrease) in:
Accrued interest payable	3,911	3,664
Accounts payable and accrued expenses	22,722	1,483
Prepaid rents and other	801	1,338

Net cash provided by operating activities	157,392	133,646

Cash Flows From Investing Activities
Development and construction of real estate assets	(99,418)	(84,125)
Proceeds from sales of real estate assets	—	4,529
Capitalized interest	(5,463)	(3,328)
Property capital expenditures	(28,562)	(22,667)
Corporate additions and improvements	(1,158)	(942)
Investments in unconsolidated entities	(125)	(669)
Other investing activities	309	(246)

Net cash used in investing activities	(134,417)	(107,448)

Cash Flows From Financing Activities
Lines of credit proceeds	334,086	—
Lines of credit repayments	(270,229)	—
Payments on indebtedness	(2,270)	(2,167)
Payments of financing costs and other	—	(4,008)
Contributions from the Company related to employee stock purchase and stock option plans	1,886	920
Redemption of common units and other	(34,073)	(28,101)
Contributions from noncontrolling interests - real estate entities	761	—
Distributions to noncontrolling interests - non-Company common unitholders	(166)	(149)
Distributions to preferred unitholders	(2,766)	(2,766)
Distributions to common unitholders	(74,046)	(67,662)
Other financing activities	291	182

Net cash used in financing activities	(46,526)	(103,751)

Net decrease in cash and cash equivalents	(23,551)	(77,553)
Cash and cash equivalents, beginning of period	28,611	140,512

Cash and cash equivalents, end of period	$5,060	$62,959

The accompanying notes are an integral part of these consolidated financial statements.

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

1.	ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Post Properties, Inc. (the “Company”) and its subsidiaries develop, own and manage upscale multi-family apartment communities in selected markets in the United States. The Company through its wholly-owned subsidiaries is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P. (the “Operating Partnership”), a Georgia limited partnership. The Operating Partnership, through its operating divisions and subsidiaries conducts substantially all of the on-going operations of the Company, a publicly traded corporation which operates as a self-administered and self-managed real estate investment trust (“REIT”). As used herein, the term “Company” includes Post Properties, Inc. and its subsidiaries, including Post Apartment Homes, L.P., unless the context indicates otherwise.

The Company has elected to qualify and operate as a self-administrated and self-managed REIT for federal income tax purposes. A REIT is a legal entity which holds real estate interests and is generally not subject to federal income tax on the income it distributes to its shareholders. The Operating Partnership is governed under the provisions of a limited partnership agreement, as amended. Under the provisions of the limited partnership agreement, as amended, Operating Partnership net profits, net losses and cash flow (after allocations to preferred ownership interests) are allocated to the partners in proportion to their common ownership interests. Cash distributions from the Operating Partnership shall be, at a minimum, sufficient to enable the Company to satisfy its annual dividend requirements to maintain its REIT status under the Internal Revenue Code of 1986, as amended.

At September 30, 2016, the Company had interests in 24,138 apartment units in 61 communities, including 1,471 apartment units in four communities held in unconsolidated entities and 2,266 apartment units in six communities currently under development or in lease-up. At September 30, 2016, approximately 30.2%, 21.6%, 13.3% and 10.7% (on a unit basis) of the Company’s operating communities were located in the Atlanta, Georgia, Dallas, Texas, greater Washington, D.C. and Tampa, Florida metropolitan areas, respectively.

At September 30, 2016, the Company had outstanding 53,509 shares of common stock and owned the same number of units of common limited partnership interests (“Common Units”) in the Operating Partnership, representing a 99.8% ownership interest in the Operating Partnership. Common Units held by persons other than the Company totaled 113 at September 30, 2016 and represented a 0.2% common noncontrolling interest in the Operating Partnership. Each Common Unit may be redeemed by the holder thereof for either one share of Company common stock or cash equal to the fair market value thereof at the time of redemption, at the option, but outside the control, of the Operating Partnership. The Operating Partnership presently anticipates that it will cause shares of common stock to be issued in connection with each such redemption (as has been done in all redemptions to date) rather than paying cash. With each redemption of outstanding Common Units for Company common stock, the Company’s percentage ownership interest in the Operating Partnership will increase. In addition, whenever the Company issues shares of common stock, the Company will contribute any net proceeds therefrom to the Operating Partnership and the Operating Partnership will issue an equivalent number of Common Units to the Company. The Company’s weighted average common ownership interest in the Operating Partnership was 99.8% for the three and nine months ended September 30, 2016 and 2015.

Proposed merger

On August 15, 2016, the Company and the Operating Partnership announced that they had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mid-America Apartment Communities, Inc. (“MAA”) and Mid-America Apartments, L.P. (“MAA LP”). The Merger Agreement provides for, among other things, the merger of the Company with and into MAA, with MAA being the surviving entity (the “Parent Merger”), and the merger of the Operating Partnership with and into MAA LP, with MAA LP being the surviving entity (the “Partnership Merger” and, together with the Parent Merger, the “Mergers”). The boards of directors of both the Company and MAA have unanimously approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement. There can be no assurance that this agreement will result in a business combination or merger.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Parent Merger, each outstanding share of the Company’s common stock, par value $0.01 per share (other than shares held by any wholly-owned subsidiary of the Company or by MAA or any of its subsidiaries), will be converted into the right to receive 0.71 (the “Exchange Ratio”) shares of MAA common stock, par value $0.01 per share (the “Merger Consideration”), and each outstanding share of 8.50% Series A Cumulative Redeemable Preferred Stock of the Company (“Post Preferred Stock”)

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

will be converted into the right to receive one newly-issued share of 8.50% Series I Cumulative Redeemable Preferred Stock of MAA, which will have the same rights, preferences, privileges and voting powers as the Company’s Preferred Stock. At the effective time of the Partnership Merger, which will occur immediately prior to the Parent Merger, each outstanding limited partnership interest in the Operating Partnership will automatically be converted into 0.71 Class A common units in MAA LP.

Under the terms of the Merger Agreement, at the effective time of the Parent Merger, each outstanding option to purchase shares of the Company’s common stock (each, a “Post Option”) will vest in full and be assumed by MAA. Each Post Option assumed by MAA will continue to have, and be subject to, the same terms and conditions (other than vesting) as were applicable to the corresponding Post Option immediately prior to the effective time of the Parent Merger, but will be exercisable for a number of shares of MAA common stock and at an exercise price calculated based on the Exchange Ratio. In addition, immediately prior to the effective time of the Parent Merger, all outstanding issuance and forfeiture conditions on any shares of the Company’s common stock subject to restricted share awards will be deemed satisfied in full and entitled to receive the Merger Consideration as provided by the Merger Agreement.

The completion of the Mergers is subject to customary conditions, including, among others: (i) approval by the Company’s and MAA’s respective common shareholders, and approval by the holders of the Class A common units in MAA LP; (ii) the absence of a Material Adverse Change, as defined in the Merger Agreement, for either the Company or MAA; (iii) the receipt of tax opinions regarding REIT status and the tax-free nature of the transaction; and (iv) obtaining certain third party consents.

In connection with the proposed merger transaction, the Company has incurred legal, investment banking and other transaction costs (“Merger expenses”) of $6,468 for the three and nine months ended September 30, 2016.

Basis of presentation

The accompanying unaudited financial statements have been prepared by the Company’s management in accordance with generally accepted accounting principles for interim financial information and applicable rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normally recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the three and nine months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the full year. These financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2015.

The accompanying consolidated financial statements include the consolidated accounts of the Company, the Operating Partnership and their wholly owned subsidiaries. The Company also consolidates other entities in which it has a controlling financial interest or entities where it is determined to be the primary beneficiary under ASC Topic 810, “Consolidation.” Under ASC Topic 810, variable interest entities (“VIEs”) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. The primary beneficiary is required to consolidate a VIE for financial reporting purposes. The application of ASC Topic 810 requires management to make significant estimates and judgments about the Company’s and its other partners’ rights, obligations and economic interests in such entities. For entities in which the Company has less than a controlling financial interest or entities where it is not deemed to be the primary beneficiary, the entities are accounted for using the equity method of accounting. Accordingly, the Company’s share of the net earnings or losses of these entities is included in consolidated net income. All inter-company accounts and transactions have been eliminated in consolidation. The Company’s noncontrolling interest of common unitholders (also referred to as “Redeemable Common Units”) in the operations of the Operating Partnership is calculated based on the weighted average unit ownership during the period.

Revenue recognition

Residential properties are leased under operating leases with terms of generally one year or less. Rental revenues from residential leases are recognized on the straight-line method over the approximate life of the leases, which is generally one year. The recognition of rental revenues from residential leases when earned has historically not been materially different from rental revenues recognized on a straight-line basis.

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

Under the terms of residential leases, the residents of the Company’s residential communities are obligated to reimburse the Company for certain utility usage, water and electricity (at selected properties), where the Company is the primary obligor to the public utility entity. These utility reimbursements from residents are reflected as other property revenues in the consolidated statements of operations.

Cost capitalization

For communities under development or construction, the Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to the development and construction activity. Interest is capitalized to projects under development or construction based upon the weighted average cumulative project costs for each month multiplied by the Company’s weighted average borrowing costs, expressed as a percentage. Weighted average borrowing costs include the costs of the Company’s fixed rate secured and unsecured borrowings and the variable rate unsecured borrowings under its line of credit facilities. The weighted average borrowing costs, expressed as a percentage, were 4.1% and 4.3% for the nine months ended September 30, 2016 and 2015, respectively. Aggregate interest costs capitalized to projects under development or construction were $2,064 and $1,109 for the three months and $5,463 and $3,328 for the nine months ended September 30, 2016 and 2015, respectively. Internal development and construction personnel and associated costs are capitalized to projects under development or construction based upon the effort associated with such projects. Aggregate internal development and construction personnel and associated costs capitalized to projects under development or construction were $1,394 and $1,237 for the three months and $4,221 and $3,585 for the nine months ended September 30, 2016 and 2015, respectively. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the completion of rental units, interest and other construction costs are capitalized and reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of costs between amounts that are capitalized and expensed as the residential units in apartment development communities become available for occupancy. In addition, prior to the completion of rental units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing as well as property management and leasing personnel expenses) of such rental communities.

Real estate assets, depreciation and impairment

Real estate assets are stated at the lower of depreciated cost or fair value, if deemed impaired. Major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on a straight-line basis over the useful lives of the properties (buildings and components - 40 years; other building and land improvements - 20 years; furniture, fixtures and equipment – 5-10 years).

The Company continually evaluates the recoverability of the carrying value of its real estate assets using the methodology prescribed in ASC Topic 360, “Property, Plant and Equipment.” Factors considered by management in evaluating impairment of its existing real estate assets held for investment include significant declines in property operating profits, annually recurring property operating losses and other significant adverse changes in general market conditions that are considered permanent in nature. Under ASC Topic 360, a real estate asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of an asset (both the annual estimated cash flow from future operations and the estimated cash flow from the theoretical sale of the asset) over its estimated holding period are in excess of the asset’s net book value at the balance sheet date. If any real estate asset held for investment is considered impaired, a loss is provided to reduce the carrying value of the asset to its estimated fair value.

The Company periodically classifies real estate assets as held for sale. An asset is classified as held for sale after the approval of the Company’s board of directors, after an active program to sell the asset has commenced and after the evaluation of other factors. Upon the classification of a real estate asset as held for sale, the carrying value of the asset is reduced to the lower of its net book value or its estimated fair value, less costs to sell the asset. Subsequent to the classification of assets as held for sale, no further depreciation expense is recorded. Real estate assets held for sale are stated separately on the accompanying consolidated balance sheets. Upon a decision to no longer market an asset for sale, the asset is classified as an operating asset and depreciation expense is reinstated.

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

Derivative financial instruments

The Company accounts for derivative financial instruments at fair value under the provisions of ASC Topic 815, “Derivatives and Hedging.” The Company measures derivative financial instruments subject to master netting agreements on a net basis. The Company uses derivative financial instruments, primarily interest rate swap arrangements to manage or hedge its exposure to interest rate changes. Under ASC Topic 815, derivative instruments qualifying as hedges of specific cash flows are recorded on the balance sheet at fair value with an offsetting increase or decrease to accumulated other comprehensive income, an equity account, until the hedged transactions are recognized in earnings. Quarterly, the Company evaluates the effectiveness of its cash flow hedges. Any ineffective portion of cash flow hedges is recognized immediately in earnings.

Fair value measurements

The Company applies the guidance in ASC Topic 820, “Fair Value Measurements and Disclosures,” to the valuation of real estate assets recorded at fair value, if any, to its impairment valuation analysis of real estate assets, to its disclosure of the fair value of financial instruments, principally indebtedness, and to its derivative financial instruments. Fair value disclosures required under ASC Topic 820 are summarized in note 8 utilizing the following hierarchy:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

•	Level 2 – Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly.

•	Level 3 – Unobservable inputs for the assets or liability.

Noncontrolling interests

The Company accounts for noncontrolling interests in accordance with ASC Topic 810, “Consolidation.” ASC Topic 810, in conjunction with other existing GAAP, established criterion used to evaluate the characteristics of noncontrolling interests in consolidated entities to determine whether noncontrolling interests are classified and accounted for as permanent equity or “temporary” equity (presented between liabilities and permanent equity on the consolidated balance sheet). ASC Topic 810 also clarified the treatment of noncontrolling interests with redemption provisions. If a noncontrolling interest has a redemption feature that permits the issuer to settle in either cash or common shares at the option of the issuer but the equity settlement feature is deemed to be outside of the control of the issuer, then those noncontrolling interests are classified as “temporary” equity. At September 30, 2016, the Company had two types of noncontrolling interests, (1) noncontrolling interests related to the common unitholders of its Operating Partnership (see note 5) and (2) noncontrolling interests related to its consolidated real estate entities (see note 2).

The Company accounts for the redemption of noncontrolling interests in the Operating Partnership in exchange for shares of company common stock at fair value in accordance with ASC Topic 810. These transactions result in a reduction in the noncontrolling interest of common unitholders in the Operating Partnership and a corresponding increase in equity in the accompanying consolidated balance sheet at the date of conversion. In accordance with guidance in ASC Topic 810 the noncontrolling interest in the Operating Partnership is carried at the greater of its redemption value or net book value.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently issued accounting pronouncements

In May 2014, Accounting Standards Update No. 2014-09 (“ASU 2014-09”), “Revenue from Contracts with Customers,” was issued. This new guidance establishes a single comprehensive revenue recognition model under U.S. GAAP and provides for enhanced disclosures. Under this new guidance, the amount of revenue recognized for certain transactions could differ from amounts recognized under existing accounting guidance and could also result in recognition in different reporting periods. Also, the provisions of ASU 2014-09 exclude revenue recognition regarding lease contracts (see below). In August

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

2015, ASU 2014-09 was amended to defer the effective date by one year. The new guidance is effective for annual reporting periods beginning after December 15, 2017; however, early adoption is permitted for annual reporting periods beginning after December 15, 2016. The Company expects to adopt ASU 2014-09 as of January 1, 2018 and is currently evaluating the impact that this new guidance may have on its results of operations.

In February 2015, Accounting Standards Update No. 2015-02 (“ASU 2015-02”), “Consolidation,” was issued. The new guidance primarily amends current consolidation accounting guidance with respect to the evaluation criteria for determining whether certain limited partnerships or similar legal entities and certain variable interest entities are subject to consolidated reporting. The Company adopted ASU 2015-02 on January 1, 2016. This new standard did not have a material impact on the Company’s consolidated financial statements.

In April and August 2015, Accounting Standards Update Nos. 2015-03 and 2015-15 (“ASU 2015-03” and “ASU 2015-15”), “Interest-Imputation of Interest,” were issued. ASU 2015-03 requires debt issuance costs to be presented as direct deductions from the face value of the related debt instrument in the preparation of consolidated balance sheets. Further, ASU 2015-03 requires companies to report the amortization of debt issuance costs as interest expense in their consolidated statements of operations. Effective January 1, 2016, the Company retrospectively adopted ASU 2015-03 and ASU 2015-15. As such, the Company reclassified $4,583 of net debt issuance costs related to its secured and unsecured debt instruments as of December 31, 2015 from Deferred financing costs, net to a reduction of Indebtedness on its consolidated balance sheets. Further, the Company reclassified $290 and $858 from Amortization of deferred financing costs to Interest expense on its consolidated statements of operations for the three and nine months ended September 30, 2015. ASU 2015-15 states that debt issuance costs related to line-of-credit arrangements will continue to be classified as deferred assets and ratably amortized over the term of the arrangements. The Company reclassified $2,365 of net debt issuance costs related to its line-of-credit arrangements as of December 31, 2015, from Deferred financing costs, net to Other assets on its consolidated balance sheets and also reclassified $142 and $456 from Amortization of deferred financing costs to Other income (expense), net in its consolidated statements of operations for the three and nine months ended September 30, 2015.

In February 2016, Accounting Standards Update No. 2016-02 (ASU 2016-02), “Leases” was issued. ASU 2016-02 establishes a new lease accounting recognition model for lessees and lessors. Under this new guidance, lessees will be required to apply a dual approach, classifying leases with a term of more than 12 months as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase of the leased asset by the lessee. This classification will determine whether the lease expense is recognized based on an effective interest method (finance leases) or on a straight-line basis over the term of the lease (operating leases). A lessee is also required to record a right-of-use asset and a lease liability, measured at the net present value of the lease obligations, for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance. The guidance is effective for interim and annual reporting periods beginning after December 31, 2018. The Company currently expects to adopt ASU 2016-02 as of January 1, 2019 and is currently evaluating the impact that this new guidance may have on its statements of financial position and its results of operations.

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

Supplemental cash flow information

Supplemental cash flow information for the nine months ended September 30, 2016 and 2015 is as follows:

	Nine months ended September 30,
	2016	2015
Interest paid, net of interest capitalized	$17,981	$20,109
Interest paid, including interest capitalized	23,444	23,437
Income tax payments, net	849	1,298
Non-cash investing and financing activities:
Dividends and distributions payable	25,202	23,868
Construction and property capital expenditure cost accruals, increase (decrease)	13,524	6,398
Adjustments to equity related to redeemable common units and other, net increase (decrease)	(858)	34
Non-cash contribution from noncontrolling interests - real estate assets	—	1,371
Conversions of redeemable common units	475	—

2.	REAL ESTATE ACTIVITY

Dispositions

The Company classifies real estate assets as held for sale after the approval of its board of directors and after the Company had commenced an active program to sell the assets. The Company did not dispose of any apartment communities in the three or nine months ended September 30, 2016 and had no wholly owned assets classified as held for sale at September 30, 2016. For the nine months ended September 30, 2015, the Company recognized a gain of $1,773 on the sale of its remaining condominium retail space. In 2015, gains on sales of real estate assets also included state tax expense of $298 related to an asset sale.

Consolidated Joint Venture

In 2015, the Company entered into a joint venture arrangement (the “Joint Venture”) with a private real estate company to develop, construct and operate a 358-unit apartment community in Denver, Colorado. The Company owns a 92.5% equity interest and will provide construction financing to the Joint Venture. In 2015, the Joint Venture acquired the land site and initiated the development of the community. The venture partner will generally be responsible for the development and construction of the community and the Company will manage the community upon its completion. The Joint Venture was determined to be a variable interest entity with the Company designated as the primary beneficiary. As a result, the accounts of the Joint Venture are consolidated by the Company. At September 30, 2016, the Company’s consolidated assets, liabilities and equity included construction in progress of $39,224 and cash and cash equivalents of $101, accounts payable and accrued expenses of $5,323 and noncontrolling equity interests of $2,306 relating to the Joint Venture.

3.	INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

In September 30, 2016, the Company held investments in two individual limited liability companies (the “Apartment LLCs”) with institutional investors that own four apartment communities, including three communities located in Atlanta, Georgia and one community located in Washington, D.C. The Company has a 25% and 35% equity interest in these Apartment LLCs, respectively. In the third quarter of 2016, the 25% owned Apartment LLC commenced marketing and entered into a contract for sale of the three Atlanta apartment communities owned by the entity. At September 30, 2016, these apartment communities were classified as assets held for sale in the balance sheet data included below. There can be no assurance that this process will result in a sale of these communities.

The Company accounts for its investments in the Apartment LLCs using the equity method of accounting. At September 30, 2016 and December 31, 2015, the Company’s investment in the 35% owned Apartment LLC totaled $3,645 and $3,856, respectively, excluding the credit investments discussed below. The Company’s investment in the 25% owned Apartment LLC at September 30, 2016 and December 31, 2015 reflects a credit investment of $15,509 and $15,873, respectively. These

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

credit balances resulted from distribution of financing proceeds in excess of the Company’s historical cost upon the formation of the Apartment LLC and are reflected in consoli dated liabilities on the Company’s consolidated balance sheet. The operating results of the Company include its allocable share of net income from the investments in the Apartment LLCs. The Company provides property and asset management services to the A partment LLCs for which it earns fees.

A summary of financial information for the Apartment LLCs in the aggregate is as follows:

Apartment LLCs - Balance Sheet Data	September 30, 2016	December 31, 2015
Real estate assets, net of accumulated depreciation of $21,914 and $54,936 at September 30, 2016 and December 31, 2015, respectively	$53,535	$208,345
Assets held for sale, net	154,782	—
Cash and other	7,110	5,995

Total assets	$215,427	$214,340

Mortgage notes payable, including $126,669 secured by assets held for sale	$177,582	$177,503
Other liabilities	3,850	2,994

Total liabilities	181,432	180,497
Members’ equity	33,995	33,843

Total liabilities and members’ equity	$215,427	$214,340

Company’s equity investment in Apartment LLCs (1)	$(11,864)	$(12,017)

1)	At September 30, 2016 and December 31, 2015, the Company’s equity investment includes its credit investments of $15,509 and $15,873, respectively, discussed above.

	Three months ended September 30,		Nine months ended September 30,
Apartment LLCs - Income Statement Data	2016	2015	2016	2015
Revenues
Rental	$7,325	$7,036	$21,594	$20,677
Other property revenues	519	494	1,607	1,487

Total revenues	7,844	7,530	23,201	22,164

Expenses
Property operating and maintenance	2,558	2,762	8,740	8,919
Depreciation	430	1,453	3,406	4,313
Interest	2,304	2,304	6,872	6,852

Total expenses	5,292	6,519	19,018	20,084

Net income	$2,552	$1,011	$4,183	$2,080

Company’s share of net income in Apartment LLCs	$921	$603	$2,153	$1,568

At September 30, 2016, mortgage notes payable included four mortgage notes. The first mortgage note with a face value of $51,000 bears interest at a stated rate of 3.50% (effective rate of 3.57%), requires monthly interest only payments and matures in 2019. Three mortgage notes payable with a face value totaling $126,724 at September 30, 2016 are secured by the three apartment communities held for sale at September 30, 2016. Two of these mortgage notes with a total face value of $85,724, bear interest at a stated rate of 5.63% (effective rate of 5.76%), require interest only payments and mature in 2017. The third mortgage note with a total face value of $41,000, bears interest at a stated rate of 5.71% (effective rate of 5.85%), requires interest only payments, and matures in January 2018 with a one-year automatic extension at a variable interest rate.

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

4.	INDEBTEDNESS

At September 30, 2016 and December 31, 2015, the Company’s indebtedness consisted of the following:

Description	Payment Terms	Stated Interest Rate	Maturity Date		September 30, 2016	December 31, 2015
Senior Unsecured Notes	Int.	3.375% - 4.75% (1)	2017 -2022	(1)	$400,000	$400,000
Unsecured Bank Term Loan	Int.	LIBOR + 1.15% (2)	2020		300,000	300,000
Secured Mortgage Notes	Prin. and Int.	5.99% (3)	2019		187,267	189,537
Unsecured Lines of Credit	Int.	LIBOR +1.05% (4)	2019		63,857	—

					951,124	889,537
Less: Debt Issuance Costs					(3,748)	(4,583)

Total					$947,376	$884,954

1)

Includes unsecured notes totaling $150,000 that mature in 2017 and unsecured notes totaling $250,000 that mature in 2022. The effective interest rates for these unsecured notes are 4.90% and 3.46%, respectively.

2)

Represents the stated rate at September 30, 2016. As discussed below, the Company has entered into interest rate swap arrangements to effectively fix the stated interest rate at 2.69% under this facility through January 2018 and at 2.52% for the period from January 2018 to January 2020. At September 30, 2016, the effective blended stated interest rate for the term loan was 2.91%.

3)	The effective interest rate on the secured mortgage notes is 6.00%.
4)	Represents the stated rate at September 30, 2016. At September 30, 2016, the one-month LIBOR rate was 0.53%.

Debt maturities

The aggregate maturities (excluding debt issuance costs) of the Company’s indebtedness are as follows:

Remainder of 2016	$801
2017	153,296
2018	3,502
2019	243,525	(1)
2020	300,000
Thereafter	250,000

	$951,124

1)	Includes outstanding balance of $63,857 on the Company’s lines of credit.

Debt issuances and retirements

There were no issuances or retirements of indebtedness for the three or nine months ended September 30, 2016.

Unsecured lines of credit

At September 30, 2016, the Company had a $300,000 syndicated unsecured revolving line of credit (the “Syndicated Line”). The Syndicated Line had a stated interest rate of LIBOR plus 1.05%, was provided by a syndicate of nine financial institutions and required the payment of annual facility fees of 0.20% of the aggregate loan commitments. The Syndicated Line matures in January 2019 and may be extended for an additional year at the Company’s option, subject to the satisfaction of certain conditions. The Syndicated Line provides for the interest rate and facility fee rate to be adjusted up or down based on changes in the credit ratings on the Company’s senior unsecured debt. The components of the interest rate and the facility fee rate that are based on the Company’s credit ratings range from 0.875% to 1.55% and from 0.125% to 0.30%, respectively. The Syndicated Line also includes a competitive bid option for borrowings up to 50% of the loan commitments, which may result in interest rates for such borrowings below the stated interest rates for the Syndicated Line, depending on market conditions. The credit agreement for the Syndicated Line contains customary restrictions, representations, covenants and events of default, including minimum fixed charge coverage, minimum unsecured interest coverage and maximum leverage ratios. The Syndicated Line also restricts the amount of capital the Company can invest in specific categories of assets, such as unimproved land, properties under construction, non-multifamily properties, debt or equity securities, notes receivable and unconsolidated affiliates. At September 30, 2016, letters of credit to third parties totaling $169 had been issued for the account of the Company under this facility.

Additionally, at September 30, 2016, the Company had a $30,000 unsecured line of credit (the “Cash Management Line”). The Cash Management Line matures in January 2019, includes a one-year extension option, and carries pricing and terms, including financial covenants, substantially consistent with the Syndicated Line discussed above.

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

Unsecured term loan

At September 30, 2016, the Company had outstanding a $300,000 unsecured bank term loan facility (“Term Loan”). The Term Loan carries a stated interest rate of LIBOR plus 1.15%, was provided by a syndicate of eight financial institutions and matures in January 2020. The Term Loan provides for the stated interest rate to be adjusted up or down based on changes in the credit ratings on the Company’s senior unsecured debt. The component of the interest rate based on the Company’s credit ratings ranges from 0.90% to 1.85%. The Term Loan carries other terms, including financial covenants, substantially consistent with the Syndicated Line discussed above.

As discussed in note 8, the Company has interest rate swap arrangements that serve as cash flow hedges of amounts outstanding under the Term Loan. Four of these interest rate swap arrangements, with an aggregate notional value of $300,000, effectively fix the LIBOR component of the interest rate paid under the Term Loan at a blended rate of 1.54% through January 2018, the termination date of these interest rate swaps. As a result, the current stated blended interest rate on the Term Loan is 2.69% (subject to adjustment based on subsequent changes in the Company’s credit ratings) through January 2018.

In 2016, the Company entered into four additional interest rate swaps arrangements with an aggregate notional value of $300,000 that will serve as cash flow hedges for amounts outstanding under the Term Loan for the period from January 2018 through January 2020, the maturity date of the Term Loan. These interest rate swap arrangements will effectively fix the LIBOR component of the interest rate paid under the Term Loan at a blended rate of approximately 1.37%, resulting in a stated blended interest rate on the Term Loan of 2.52% (subject to adjustment based on subsequent changes in the Company’s credit ratings) from January 2018 through January 2020.

Debt compliance and other

The Company’s Syndicated Line, Cash Management Line, Term Loan and senior unsecured notes contain customary restrictions, representations, covenants and events of default and require the Company to meet certain financial covenants. Debt service and fixed charge coverage covenants require the Company to maintain coverages of a minimum of 1.5 to 1.0, as defined in applicable debt arrangements. Additionally, the Company’s ratio of unencumbered adjusted property-level net operating income to unsecured interest expense may not be less than 2.0 to 1.0, as defined in the applicable debt arrangements. Leverage covenants generally require the Company to maintain calculated covenants above/below minimum/maximum thresholds. The primary leverage ratios under these arrangements include total debt to total asset value (maximum of 60%), total secured debt to total asset value (maximum of 40%) and unencumbered assets to unsecured debt (minimum of 1.5 to 1.0), as defined in the applicable debt arrangements. The Company believes it met these financial covenants at September 30, 2016.

5.	EQUITY AND NONCONTROLLING INTERESTS

Common stock

In December 2014, the Company’s board of directors adopted a stock and unsecured note repurchase program under which the Company and the Operating Partnership may repurchase up to $200,000 of common and preferred stock and unsecured notes through December 2017. Under this program, the Company repurchased 599 shares of common stock at an aggregate cost of $32,744 and at an average gross price per share of $54.67 for the nine months ended September 30, 2016. Under this program, for the full year of 2015, the Company repurchased 582 shares of common stock at an aggregate cost of $32,336 and at an average gross price per share of $55.55. Correspondingly, the Operating Partnership repurchased the same number and amount of common units from the Company.

The Company has an at-the-market common equity sales program for the sale of up to 4,000 shares of common stock. The Company has not used this program in 2016 or 2015, and in connection with entering into the Merger Agreement, the Company has discontinued its use.

Noncontrolling interests

In accordance with ASC Topic 810, the Company and the Operating Partnership determined that the noncontrolling interests related to the common units of the Operating Partnership, held by persons other than the Company, met the criterion to be classified and accounted for as “temporary” equity (reflected outside of total equity as “Redeemable

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

Common Units”). At September 30, 2016, and December 31, 2015, the aggregate redemption value of the noncontrolling interests in the Operating Partnership was $7,477 and $7,133, respectively, representing their fair value at the respective dates. The Company further determined that the noncontrolling interests in consolidated real estate entities totaling $2,306 (see note 2) met the criterion to be classified and accounted for as a component of permanent equity.

A roll-forward of activity relating to the Company’s Redeemable Common Units for the nine months ended September 30, 2016 and 2015 was as follows:

	Nine months ended
	September 30,
	2016	2015
Redeemable common units, beginning of period	$7,133	$7,086
Comprehensive income	122	122
Conversion of redeemable common units for shares	(475)	—
Adjustment for ownership interest of redeemable common units	293	(54)
Stock-based compensation	5	8
Distributions to common unitholders	(166)	(154)
Adjustment to redemption value of redeemable common units	565	20

Redeemable common units, end of period	$7,477	$7,028

6.	COMPANY EARNINGS PER SHARE

For the three and nine months ended September 30, 2016 and 2015, a reconciliation of the numerator and denominator used in the computation of basic and diluted net income per share was as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income available to common shareholders (numerator):
Net income	$17,635	$20,190	$59,839	$59,826
Noncontrolling interests - Operating Partnership	(37)	(43)	(126)	(126)
Preferred stock dividends	(922)	(922)	(2,766)	(2,766)
Unvested restricted stock (allocation of earnings)	(37)	(47)	(128)	(133)

Net income available to common shareholders, adjusted	$16,639	$19,178	$56,819	$56,801

Common shares (denominator):
Weighted average shares outstanding - basic	53,384	54,326	53,442	54,409
Dilutive shares from stock options	19	16	17	16

Weighted average shares outstanding - diluted	53,403	54,342	53,459	54,425

Per-share amount:
Basic	$0.31	$0.35	$1.06	$1.04

Diluted	$0.31	$0.35	$1.06	$1.04

Stock options to purchase 75 and 28 shares of common stock for the three months and 88 and 28 shares of common stock for the nine months ended September 30, 2016 and 2015, respectively, were excluded from the computation of diluted net income per common share as these stock options were antidilutive.

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

7.	OPERATING PARTNERSHIP EARNINGS PER UNIT

For the three and nine months ended September 30, 2016 and 2015, a reconciliation of the numerator and denominator used in the computation of basic and diluted net income per unit was as follows:

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net income available to common unitholders (numerator):
Net income	$17,635	$20,190	$59,839	$59,826
Preferred unit distributions	(922)	(922)	(2,766)	(2,766)
Unvested restricted stock (allocation of earnings)	(37)	(47)	(128)	(133)

Net income available to common unitholders, adjusted	$16,676	$19,221	$56,945	$56,927

Common units (denominator):
Weighted average units outstanding - basic	53,500	54,447	53,561	54,530
Dilutive units from stock options	19	16	17	16

Weighted average units outstanding - diluted	53,519	54,463	53,578	54,546

Per-unit amount:
Basic	$0.31	$0.35	$1.06	$1.04

Diluted	$0.31	$0.35	$1.06	$1.04

Stock options to purchase 75 and 28 shares of common stock for the three months and 88 and 28 shares of common stock for the nine months ended September 30, 2016 and 2015, respectively, were excluded from the computation of diluted net income per common unit as these stock options were antidilutive.

8.	FAIR VALUE MEASURES AND OTHER FINANCIAL INSTRUMENTS

From time to time, the Company records certain assets and liabilities at fair value. Real estate assets may be stated at fair value if they become impaired in a given period and may be stated at fair value if they are held for sale and the fair value of such assets is below historical cost. Additionally, the Company records derivative financial instruments at fair value. The Company also uses fair value metrics to evaluate the carrying values of its real estate assets and for the disclosure of certain financial instruments. Fair value measurements were determined by management using available market information and appropriate valuation methodologies available to management at September 30, 2016. Considerable judgment is necessary to interpret market data and estimate fair value. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

Real estate assets

The Company periodically reviews its real estate assets, including operating assets, construction in progress and land held for future investment, for impairment purposes using Level 3 inputs, primarily comparable sales and market data, independent valuations and discounted cash flow models. For the three and nine months ended September 30, 2016 and 2015, the Company did not recognize any impairment charges related to its real estate assets.

Derivatives and other financial instruments

The Company manages its exposure to interest rate changes through the use of derivative financial instruments, primarily interest rate swap arrangements. At September 30, 2016, the Company had outstanding four interest rate swap arrangements with substantially similar terms and conditions that terminate in January 2018. These arrangements have an aggregate notional value of $300,000, require the Company to pay a blended fixed interest rate of 1.54% (with the counterparties paying the Company the floating one-month LIBOR rate) and terminate in January 2018. Additionally, at September 30, 2016, the Company had outstanding an additional four interest rate swap arrangements with an aggregate notional value of $300,000 and with similar terms and conditions. These arrangements require the Company to pay a blended fixed interest rate of 1.37% (with the counterparties paying the Company the floating one-month LIBOR rate) beginning in January 2018 and terminate in January 2020, the maturity date of the Term Loan (together, the “Interest Rate

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

Swaps”). The Interest Rate Swaps serve as cash flow hedges for the $300,000 outstanding under the Company’s variable rate Term Loan (see note 4) and provide for a stated blended fixed rate of 2.69% (subject to an adjustment based on subsequent changes in the Company’s credit ratings) through January 2018 and 2.52% for the period from January 2018 to January 2020.

The Interest Rate Swaps are measured and accounted for at fair value on a recurring basis. The Interest Rate Swaps outstanding at September 30, 2016 and December 31, 2015 were valued as net liabilities of $5,240 and $3,365, respectively, primarily using level 2 inputs, as substantially all of the fair value was determined using widely accepted discounted cash flow valuation techniques along with observable market-based inputs for similar types of arrangements. The Company reflects both the respective counterparty’s nonperformance risks and its own nonperformance risks in its fair value measurements using unobservable inputs. However, the impact of such risks was not considered material to the overall fair value measurements of the derivatives. These liabilities are included in accounts payable, accrued expenses and other liabilities on the consolidated balance sheets. Under ASC Topic 815, a corresponding amount is included in accumulated other comprehensive income (loss), an equity account, until the hedged transactions are recognized in earnings. The following table summarizes the effect of these Interest Rate Swaps (designated as cash flow hedges) on the Company’s consolidated statements of operations and comprehensive income for the three and nine months ended September 30, 2016 and 2015:

	Three months ended September 30,		Nine months ended September 30,
Interest Rate Swap / Cash Flow Hedging Instruments	2016	2015	2016	2015
Income (loss) recognized in other comprehensive income	$1,040	$(2,252)	$(4,345)	$(5,096)

Loss reclassified from accumulated other comprehensive income (loss) into interest expense	$(798)	$(1,032)	$(2,470)	$(3,081)

The amounts reported in accumulated other comprehensive income as of September 30, 2016 will be reclassified to interest expense as interest payments are made under the hedged indebtedness. Over the next year, the Company estimates that $2,592 will be reclassified from accumulated comprehensive income to interest expense.

As part of the Company’s on-going procedures, the Company monitors the credit worthiness of its financial institution counterparties and its exposure to any single entity, which it believes minimizes credit risk concentration. The Company believes the likelihood of realized losses from counterparty non-performance is remote. The Interest Rate Swaps are cross defaulted with the Company’s Term Loan and Syndicated Line (see note 4) and contain certain provisions consistent with these types of arrangements. If the Company was required to terminate the Interest Rate Swaps and settle the obligations thereunder as of September 30, 2016, the termination payment by the Company would have been approximately $5,279.

Other financial instruments

Cash equivalents, rents and accounts receivables, accounts payable, accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair values because of the short-term nature of these instruments. At September 30, 2016, the fair value of fixed rate debt was approximately $606,617 (carrying value of $585,666) and the fair value of variable rate debt, including the Company’s lines of credit, was approximately $363,857 (carrying value of $361,710). At December 31, 2015, the fair value of fixed rate debt was approximately $598,952 (carrying value of $587,588) and the fair value of variable rate debt, including the Company’s lines of credit, was approximately $300,593 (carrying value of $297,366). Long-term indebtedness was valued using Level 2 inputs, primarily market prices of comparable debt instruments.

9.	SEGMENT INFORMATION

Segment description

In accordance with ASC Topic 280, “Segment Reporting,” the Company presents segment information based on the way that management organizes the segments within the enterprise for making operating decisions and assessing performance. The segment information is prepared on the same basis as the internally reported information used by the Company’s chief operating decision makers to manage the business.

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

The Company’s chief operating decision makers focus on the Company’s primary sources of income from apartment community rental operations. Apartment community rental operations are generally broken down into segments based on the various stages in the apartment community ownership lifecycle. These segments are described below. All commercial properties and other ancillary service and support operations are combined in the line item “other property segments” in the accompanying segment information. The segment information presented below reflects the segment categories based on the lifecycle status of each community as of January 1, 2015.

•

Fully stabilized communities – those apartment communities which have been stabilized (the earlier of the point at which a property reaches 95% occupancy or one year after completion of construction) for both 2016 and 2015.

•	Newly stabilized communities – those apartment communities which reached stabilized occupancy in 2015.

•	Lease-up communities – those apartment communities that are under development and lease-up but were not stabilized by the beginning of 2016, including communities that stabilized in 2016.

•	Held for sale and sold communities – those apartment and mixed-use communities classified as held for sale or sold in 2016, if any, and those communities sold in 2015, if any (see note 2).

Segment performance measure

Management uses contribution to consolidated property net operating income (“NOI”) as the performance measure for its operating segments. The Company uses NOI, including NOI of stabilized communities, as an operating measure. NOI is defined as rental and other property revenue from real estate operations less total property and maintenance expenses from real estate operations (excluding depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of operating segment groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on the Company’s consolidated statement of operations entitled “net income is the most directly comparable GAAP measure to NOI.

Segment information

The following table reflects each segment’s contribution to consolidated revenues and NOI together with a reconciliation of segment contribution to property NOI to consolidated net income for the three and nine months ended September 30, 2016 and 2015. Additionally, substantially all of the Company’s assets relate to the Company’s property rental operations. Asset cost, depreciation and amortization by segment are not presented because such information at the segment level is not reported internally.

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues
Fully stabilized communities	$92,385	$89,980	$274,059	$265,331
Newly stabilized communities	1,100	1,091	3,278	3,187
Lease-up communities	2,085	313	4,447	336
Other property segments	5,746	6,046	17,165	16,851
Other	273	337	828	924

Consolidated revenues	$101,589	$97,767	$299,777	$286,629

Contribution to Property Net Operating Income
Fully stabilized communities	$58,064	$54,418	$167,763	$161,019
Newly stabilized communities	562	611	1,695	1,687
Lease-up communities	1,020	(179)	1,911	(351)
Other property segments, including corporate management expenses	(440)	(127)	(1,181)	(992)

Consolidated property net operating income	59,206	54,723	170,188	161,363

Interest income	—	34	1	158
Other revenues	273	337	828	924
Depreciation	(23,949)	(22,073)	(69,452)	(64,748)
Interest expense	(7,427)	(8,217)	(22,727)	(24,631)
General and administrative	(4,474)	(4,622)	(13,121)	(13,989)
Investment and development	(44)	(73)	(102)	(583)
Other investment costs	(87)	(165)	(240)	(453)
Merger expenses	(6,468)	—	(6,468)	—
Other expenses	—	—	(400)	—
Equity in income of unconsolidated real estate entities, net	921	603	2,153	1,568
Gains on sales of real estate assets, net	—	—	—	1,475
Other income (expense), net	(316)	(357)	(821)	(1,061)
Net loss on extinguishment of indebtedness	—	—	—	(197)

Net income	$17,635	$20,190	$59,839	$59,826

10.	STOCK-BASED COMPENSATION PLANS

As the primary operating subsidiary of the Company, the Operating Partnership participates in and bears the compensation expenses associated with the Company’s stock-based compensation plans. The information discussed below relating to the Company’s stock-based compensation plans is also applicable for the Operating Partnership.

Incentive stock plans

Incentive stock awards are granted under the Company’s 2003 Incentive Stock Plan, as amended and restated in October 2008 (the “2003 Stock Plan”). Under the 2003 Stock Plan, an aggregate of 3,469 shares of common stock were reserved for issuance. Of this amount, stock grants count against the total shares available under the 2003 Stock Plan as 2.7 shares for every one share issued, while options (and stock appreciation rights (“SAR”) settled in shares) count against the total shares available as one share for every one share issued on the exercise of an option (or SAR). The exercise price of each option granted under the 2003 Stock Plan may not be less than the market price of the Company’s common stock on the date of the option grant and all options may have a maximum life of ten years. Participants receiving restricted stock grants are generally eligible to vote such shares and receive dividends on such shares. Substantially all stock option and restricted stock grants are subject to annual vesting provisions (generally three to five years) as determined by the compensation committee overseeing the 2003 Stock Plan.

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

Compensation costs for stock options have been estimated on the grant date using the Black-Scholes option-pricing method. The weighted average assumptions used in the Black-Scholes option-pricing model are as follows:

	Nine months ended September 30,
	2016	2015
Dividend yield	3.0%	2.7%
Expected volatility	23.8%	42.8%
Risk-free interest rate	1.6%	1.4%
Expected option term	6.0 years	6.0 years

The Company’s assumptions were derived from the methodologies discussed herein. The expected dividend yield reflects the Company’s current historical yield, which was expected to approximate the future yield at the date of grant. Expected volatility was based on the historical volatility of the Company’s common stock. The risk-free interest rate for the expected life of the options was based on the implied yields on the U.S. Treasury yield curve at the date of grant. The weighted average expected option term was based on the Company’s historical data for prior period stock option exercise and forfeiture activity.

Restricted stock

Compensation cost for restricted stock is amortized ratably into compensation expense over the applicable vesting periods. Total compensation expense related to restricted stock was $724 and $851 for the three months and $2,515 and $3,084 for the nine months ended September 30, 2016 and 2015, respectively. At September 30, 2016, there was $3,548 of unrecognized compensation cost related to restricted stock. This cost is expected to be recognized over a weighted average period of 1.7 years.

A summary of the activity related to the Company’s restricted stock for the nine months ended September 30, 2016 and 2015 is as follows:

	Nine months ended September 30,
	2016		2015
	Shares	Weighted-Avg. Grant-Date Fair Value (Per Share)	Shares	Weighted-Avg. Grant-Date Fair Value (Per Share)
Unvested shares, beginning of period	78	$56	76	$49
Granted (1)	60	58	68	60
Vested	—	—	(8)	54
Forfeited	(17)	57	—	—

Unvested shares, end of period	121	57	136	54

1)	The total value of the restricted share grants for the nine months ended September 30, 2016 and 2015 was $3,486 and $4,123, respectively.

Stock options

Compensation cost for stock options is amortized ratably into compensation expense over the applicable vesting periods. The Company recorded compensation expense related to stock options of $105 and $110 for the three months and $427 and $398 for the nine months ended September 30, 2016 and 2015, respectively, recognized under the fair value method. At September 30, 2016, there was $590 of unrecognized compensation cost related to unvested stock options. This cost is expected to be recognized over a weighted average period of 1.9 years.

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

A summary of stock option activity under all plans for the nine months ended September 30, 2016 and 2015 is presented below:

	Nine months ended September 30,
	2016		2015
	Shares	Exercise Price (Per Share)	Shares	Exercise Price (Per Share)
Options outstanding, beginning of period	133	$49	148	$46
Granted	78	58	28	60
Exercised	(37)	45	(43)	47
Forfeited	(19)	57	—	—

Options outstanding, end of period (1)	155	54	133	49

Options exercisable, end of period (1)	65	49	72	46

Options vested and expected to vest, end of period (1)	151	53	130	49

Weighted average fair value of options granted during the period	$9.44		$19.49

1)

At September 30, 2016 the aggregate intrinsic value of stock options outstanding, exercisable and vested/expected to vest was $1,952, $1,141 and $1,916, respectively. At that same date, the weighted average remaining contractual lives of stock options outstanding, exercisable and vested/expected to vest was 7.9 years, 6.3 years and 7.8 years, respectively.

Upon the exercise of stock options, the Company issues shares of common stock from treasury shares or, to the extent treasury shares are not available, from authorized common shares. The total intrinsic value of stock options exercised for the nine months ended September 30, 2016 and 2015 was $567 and $634, respectively.

At September 30, 2016, the Company segregated its outstanding options into two ranges, based on exercise prices, as follows:

Option Ranges (Per Share)	Options Outstanding			Options Exercisable
	Shares	Weighted Avg. Exercise Price (Per Share)	Weighted Avg. Life (Years)	Shares	Weighted Avg. Exercise Price (Per Share)
$37.04 - $50.30	67	$47	6.2	57	$47
$57.80 - $60.40	88	58	9.1	8	60

Total	155	54	7.9	65	49

Employee stock purchase plan

The Company maintains an Employee Stock Purchase Plan (the “ESPP”) approved by Company shareholders in 2014. The maximum number of shares issuable under the ESPP is 250. The purchase price of shares of common stock under the ESPP is equal to 85% of the lesser of the closing price per share of common stock on the first or last day of the trading period, as defined. The Company records the aggregate cost of the ESPP (generally the 15% discount on the share purchases) as a period expense. Total compensation expense relating to the ESPP was $54 and $55 for the three months and $146 and $164 for the nine months ended September 30, 2016 and 2015, respectively.

11.	INCOME TAXES

The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). To qualify as a REIT, the Company must distribute annually at least 90% of its adjusted taxable income, as defined in the Code, to its shareholders and satisfy certain other organizational and operating requirements. It is management’s current intention to adhere to these requirements and maintain the Company’s REIT status. As a REIT, the Company generally will not be subject to federal income tax at the corporate level on the taxable income it distributes to its shareholders. Should the Company fail to qualify as a REIT in any tax year, it may be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. The Company may be subject to certain state and local taxes on its income and property, and to federal income taxes and excise taxes on its undistributed taxable income.

POST PROPERTIES, INC. AND POST APARTMENT HOMES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in thousands, except per share or unit and apartment unit data)

The Operating Partnership files tax returns as a limited partnership under the Code. As a partnership, the income and losses of the Operating Partnership are allocated to its partners, including the Company, for inclusion in their respective income tax re turns. Accordingly, no provision or benefit for income taxes has been included in the accompanying Operating Partnership financial statements. The Operating Partnership intends to make sufficient cash distributions to the Company to enable it to meet its annual REIT distribution requirements.

In the preparation of income tax returns in federal and state jurisdictions, the Company, the Operating Partnership and its taxable REIT subsidiaries assert certain tax positions based on their understanding and interpretation of the income tax law. The taxing authorities may challenge such positions and the resolution of such matters could result in the payment and recognition of additional income tax expense. Management believes it has used reasonable judgments and conclusions in the preparation of its income tax returns. The Company and its subsidiaries, including the Company’s taxable REIT subsidiaries (“TRSs”), income tax returns are subject to examination by federal and state tax jurisdictions for years 2013 through 2015. Net income tax loss carryforwards and other tax attributes generated in years prior to 2013 are also subject to challenge in any examination of the 2013 to 2015 tax years.

The Company utilizes TRSs principally to perform such non-REIT activities as asset and property management and other services. These TRSs are subject to federal and state income taxes. The income tax attributes associated with the TRSs are not material to the Company’s consolidated financial position or results of operations.

12.	OTHER EXPENSES

Other expenses for the nine months ended September 30, 2016 included casualty losses of $250 related to an extreme weather event in one of the Company’s Texas markets and $150 related to the upgrade of the Company’s human resource information systems.

13.	LEGAL PROCEEDINGS, COMMITMENTS AND CONTINGENCIES

In September 2010, the United States Department of Justice (the “DOJ”) filed a lawsuit against the Company in the United States District Court for the Northern District of Georgia. The suit alleges various violations of the Fair Housing Act (“FHA”) and the Americans with Disabilities Act (“ADA”) at properties designed, constructed or operated by the Company in the District of Columbia, Virginia, Florida, Georgia, New York, North Carolina and Texas. The plaintiff seeks statutory damages and a civil penalty in unspecified amounts, as well as injunctive relief that includes retrofitting apartments and public use areas to comply with the FHA and the ADA and prohibiting construction or sale of noncompliant units or complexes. The Company filed a motion to transfer the case to the United States District Court for the District of Columbia, where a previous civil case involving alleged violations of the FHA and ADA by the Company was filed and ultimately dismissed. On October 29, 2010, the United States District Court for the Northern District of Georgia issued an opinion finding that the complaint shows that the DOJ’s claims are essentially the same as the previous civil case, and, therefore, granted the Company’s motion and transferred the DOJ’s case to the United States District Court for the District of Columbia. Discovery has closed, and the Court has denied motions filed by the parties relating to additional discovery and expert witnesses. Each party filed Motions for Summary Judgment, which were briefed in April 2014. In March 2015, the Court denied both Motions for Summary Judgment and requested supplemental briefing, which both sides submitted in June 2015. In October 2015, the Court requested additional briefing due in December 2015 to resolve legal issues before trial. Substantive briefing on these legal issues was completed on February 9, 2016. On July 11, 2016, the Court held a hearing to discuss the issues but has not issued a ruling or set a trial date. Until such time as the Court issues rulings on the application of the law to the facts of this case, it is not possible to predict or determine the outcome of the legal proceeding, nor is it possible to estimate the amount of loss, if any, that would be associated with an adverse decision.

The Company is involved in various other legal proceedings incidental to its business from time to time, some of which are expected to be covered by liability or other insurance. Management of the Company believes that any resolution of pending proceedings or liability to the Company which may arise as a result of these various other legal proceedings will not have a material effect on the Company’s results of operations, cash flows or financial position.